UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Hanover Insurance Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TO: All Employees

FROM: Charles F. Cronin, Corporate Secretary

RE: Annual Meeting/Proxy Vote

DATE: May 4, 2006

As most of you know, we recently mailed to shareholders our 2005 Annual Report, along with our Proxy Statement soliciting votes on several important items. All Hanover shareholders as of March 24, including employees who own stock through the 401(k) retirement savings plan, have the right to vote. I encourage you to do so.

The proxy asks shareholders to elect five directors to the Board, ratify the appointment of PricewaterhouseCoopers as our independent public accountant, and approve our 2006 Long-Term Incentive Plan. As noted in the Proxy Statement, our Board of Directors recommends a vote FOR each of these proposals.

Background on each proposal is available in the Proxy Statement. To vote your shares, simply sign and return your proxy card at your earliest convenience. If your shares are held through a broker, you may also be able to vote electronically.

Thank you for helping us to prepare for our upcoming meeting.

(For more information about the voting process and the purpose of the annual meeting, please click here.)

-Links to Internal Company Web page information, set forth below-

What is the purpose of the Annual Shareholders’ Meeting? Public companies hold formal annual meetings of shareholders to elect directors and to vote on any other specific items that are on the agenda.

What is a proxy statement? The proxy statement describes the proposals presented to the shareholders for their vote and information on how to vote. The Hanover has approximately 50,000 shareholders, though only a small minority actually attend the Annual Shareholders’ Meeting in person. Most of the other shareholders vote on the proposals by submitting their votes by proxy before the meeting. Each share of stock entitles the owner to one vote on each proposal on the agenda. Each share also entitles the owner to vote on the election of candidates for director.

How will I learn about the voting process? Each shareholder will receive voting information along with the Proxy Statement. The voting information explains the steps required to submit votes. Shareholders may receive multiple sets of proxy material if they hold Hanover stock in multiple brokerage accounts. Shareholders should submit their votes for each set of proxy material they receive.